Talos Energy Announces First Quarter 2026 Operational and Financial Results

Houston, Texas, May 5, 2026 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for the three months ended March 31, 2026. Talos also provided second quarter 2026 guidance for production and reiterated its operational and financial guidance for the full-year 2026.

First Quarter and Recent Key Highlights

•
Produced 63.8 thousand barrels of oil per day (“MBo/d”) and 88.8 thousand barrels of oil equivalent per day (“MBoe/d”); oil production at the high-end and total equivalent production exceeding first quarter guidance ranges.
•
Reported net cash provided by operating activities of $174.0 million.
•
Generated Adjusted Free Cash Flow(1)(2) of $113.2 million.
•
Repurchased approximately 2.7 million shares for $38.2 million or 34% of Adjusted Free Cash Flow(1)(2). Board of Directors approved increase in share repurchase authorization to $200 million.
•
Recorded Net Loss(2) of $256.2 million, or $1.52 Net Loss(2) per diluted share which includes $145.0 million of non-cash ceiling test impairment charges. Recorded Adjusted Net Loss(1)(2) of $11.3 million, or $0.07 Adjusted Net Loss per diluted share(1)(2).
•
Generated Adjusted EBITDA(1)(2) of $293.4 million.
•
Invested $118.9 million of capital expenditures, excluding plugging and abandonment and settled decommissioning obligations.
•
Strengthened strong balance sheet with $386.4 million of cash, an undrawn credit facility, a Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA(1)(2) of 0.8x, as of March 31, 2026.
•
Achieved greater than 40% of the Optimal Performance Plan target in 2026; on track to fully achieve goal by year-end 2026.
•
Initiated first production at Cardona in early first quarter; ahead of expectations.
•
Finished well completion operations at CPN, with first production expected in third quarter 2026.
•
Commenced drilling operations at Monument; first oil remains on track by late 2026.
•
Awarded all 11 leases from the Gulf of America Lease Sale held in December 2025.
•
Closed previously announced Zama transaction on March 25th.
•
Reiterated midpoints of full year production and CAPEX guidance; on track to deliver the 2026 plan.

"Amid significant macro volatility, Talos remains firmly focused on executing the 2026 plan that we outlined earlier this year, anchored by our disciplined capital allocation framework," said Paul Goodfellow, President and Chief Executive Officer of Talos. "We delivered strong first quarter results underpinned by comprehensive execution across the business – oil production at the high-end and total equivalent production exceeding guidance, efficient drilling and completion performance, strong free cash generation at a low reinvestment rate, and consistent with our track record we returned capital to shareholders through share repurchases. Over the last four quarters since announcing our return of capital framework, we've executed $135 million of share repurchases driving per share growth through a 7% reduction to our outstanding share count.

Our teams are hitting the ground running in 2026 with comprehensive execution highlighted by delivering Cardona ahead of schedule with the well performing at the high-end of our expectations, CPN drilled and completed under budget and ahead of schedule, and drilling is underway at Monument with first oil on track by late 2026. This level of execution from our D&C program combined with the impressive operational excellence of our deepwater facilities creates strong momentum as we move through the year.

Looking ahead to the rest of 2026, we are excited to return to Daenerys and drill an appraisal well in the second quarter to further inform our understanding of the discovered resource. While the macro environment is sure to remain volatile, Talos is well positioned to execute on our strategic priorities while staying guided by our disciplined capital allocation framework."

Footnotes:

TALOS ENERGY INC.	1	333 Clay St., Suite 3300, Houston, TX 77002

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.
(2)
Attributable to Talos Energy Inc.

TALOS ENERGY INC.	2	333 Clay St., Suite 3300, Houston, TX 77002

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Operations Update:

Production Update: During the first quarter, oil production came in at the high-end and total equivalent production exceeded first quarter guidance ranges largely driven by the Cardona well producing at the high-end of expectations along with continued strong base performance and facility uptime.

Cardona: The Company successfully drilled and completed the Cardona well in late 2025, delivering the project under budget and ahead of schedule. Production commenced early 2026, with the well flowing to the Talos-owned Pompano facility. Talos, as operator, holds a 65% W.I., and an entity managed by Ridgewood holds a 35% W.I.

CPN: The Company successfully drilled the CPN well and finished well completion operations in the first quarter of 2026. CPN was delivered under budget and ahead of schedule, with first production from the well expected in the third quarter of 2026. Talos, as operator, holds 65% W.I., Walter Oil and Gas Corp. holds a 25% W.I., and Houston Energy, L.P. holds a 10% W.I.

Monument: Drilling operations have commenced with continuous drilling and completion activities planned throughout 2026. First production is expected between 20–30 MBoe/d gross and remains on track by late 2026. Monument is a large Wilcox oil discovery in Walker Ridge blocks 271, 272, 315, and 316. Monument is being developed as a subsea tie-back to the Shenandoah production facility in Walker Ridge with committed firm capacity of 20 MBbl/d. There is a prospective drilling location that could extend the resource beyond the base development case. Beacon Offshore Energy LLC as operator, holds a 41.7% W.I., Talos holds 29.7% W.I. and Navitas Petroleum LP holds a 28.6% W.I.

Zama: In March 2026, Talos closed the sale of a 30.1% interest in Talos Mexico to Zamajal, S.A. de C.V. , a subsidiary of Grupo Carso, S.A.B. de C.V., for $83 million, $50 million of which was received at closing, with the remaining due upon the achievement of commercial production from the Zama Field. Talos expects to receive approximately $83 million of additional cash contingent consideration upon achievement of commercial production. Of this amount, approximately $50 million is associated with the original Talos Mexico equity sale that closed in September 2023 and the remainder is associated with the March 2026 sale.

Exploration and Appraisal Update:

Daenerys: Talos anticipates drilling operations commencing on the Daenerys appraisal well late in the second quarter 2026 to further define the discovered resource. In August 2025, Talos announced successful drilling results at the Daenerys exploration prospect located on Walker Ridge blocks 106, 107, 150 and 151. The discovery well was drilled to a total vertical depth of 33,228 feet utilizing the West Vela drillship and encountered oil pay in multiple high-quality, sub-salt Miocene sands. The discovery well has been temporarily suspended to preserve its future utility. Talos is encouraged by the results of the Daenerys discovery well, which confirms the presence of oil and validates Talos's geologic and geophysical models. Talos, as operator, holds a 27% W.I., Shell Offshore Inc. holds a 22.5% W.I., Red Willow holds a 22.5% W.I., Houston Energy, L.P. holds a 10%, HEQ II Daenerys, LLC holds a 9% W.I., and Cathexis holds a 9% W.I.

Gulf of America Lease Sale: Talos was an active participant in the Gulf of America Lease Sale held in December 2025, where the Company was named as the apparent high bidder on 11 new leases for approximately $15 million. During the first quarter, Talos was successfully awarded all 11 leases. The new leases bring eight new development and exploration prospects into the Company's portfolio.

Share Repurchase Program:

In the first quarter of 2026, Talos repurchased 2.7 million shares for $38.2 million or 34% of Adjusted Free Cash Flow. Since announcing its current return of capital framework in second quarter 2025, Talos has returned approximately $135 million to shareholders through share repurchases resulting in a reduction to outstanding share count by approximately 7%.

The Company's Board of Directors recently authorized an increase in total share repurchase authorization back up to $200 million. The remaining share repurchase authorization as of May 1, 2026, is $200 million. Under Talos's capital allocation framework, management expects to allocate up to 50% of annual free cash flow to share repurchases. The timing and amount of any repurchases under the Company's share repurchase program will depend on market conditions, share price, legal requirements, and other factors, and may be made from time to time in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Credit Facility Update:

In January 2026, the Company entered into an Amended and Restated Credit Agreement, which reaffirmed the Company's borrowing base of $700 million and extended the maturity date to January 30, 2030.

TALOS ENERGY INC.	3	333 Clay St., Suite 3300, Houston, TX 77002

Impairment:

Talos accounts for its assets under the Full Cost method where the ceiling test impairment is calculated each quarter utilizing 12-month trailing commodity prices. Driven by lower average oil prices, the Company recorded a non-cash impairment charge of $145.0 million in the first quarter of 2026 under the “ceiling test” of its full cost pool of oil and gas assets. This non-cash charge will have no impact on cash flows of the Company.

FIRST QUARTER 2026 RESULTS

Key Financial Highlights:

($ thousands, except per share and per Boe amounts)	Three Months Ended March 31, 2026
Total revenues	$472,310
Net Income (Loss) attributable to Talos Energy Inc.	$(256,165)
Net Income (Loss) attributable to Talos Energy Inc. per diluted share	$(1.52)
Adjusted Net Income (Loss)(1) attributable to Talos Energy Inc.	$(11,259)
Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share(1)	$(0.07)
Adjusted EBITDA attributable to Talos Energy Inc.(1)	$293,207
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges(1)	$315,677
Capital Expenditures	$118,946

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Production

Production for the first quarter 2026 was 88.8 MBoe/d (72% oil, 80% liquids).

Three Months Ended March 31, 2026
Oil (MBbl/d)	63.8
Natural Gas (MMcf/d)	107.7
NGL (MBbl/d)	7.1
Total average net daily (MBoe/d)	88.8

	Three Months Ended March 31, 2026
	Production	% Oil	% Liquids	% Operated
Deepwater	80.7	74%	82%	82%
Shelf and Gulf Coast	8.1	51%	60%	79%
Total average net daily (MBoe/d)	88.8	72%	80%	82%

Three Months Ended March 31, 2026
Average realized prices (excluding hedges):
Oil ($/Bbl)	$71.08
Natural Gas ($/Mcf)	$5.46
NGL ($/Bbl)	$17.85
Average realized price ($/Boe)	$59.08

Average NYMEX prices:
WTI ($/Bbl)	$72.59
Henry Hub ($/MMBtu)	$5.04

TALOS ENERGY INC.	4	333 Clay St., Suite 3300, Houston, TX 77002

Lease Operating & General and Administrative Expenses

Total lease operating expenses for the first quarter 2026, including workover, maintenance and insurance costs, were $129.0 million, or $16.14 per Boe.

Adjusted General and Administrative expenses for the first quarter 2026, adjusted to exclude one-time transaction-related costs, and non-cash equity-based compensation, were $34.0 million, or $4.25 per Boe.

($ thousands, except per Boe amounts)	Three Months Ended March 31, 2026
Lease Operating Expenses	$129,035
Lease Operating Expenses per Boe	$16.14
Adjusted General & Administrative Expenses(1)	$34,012
Adjusted General & Administrative Expenses per Boe(1)	$4.25

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Capital Expenditures

Capital expenditures for the first quarter 2026, excluding plugging and abandonment and settled decommissioning obligations, totaled $118.9 million.

($ thousands)	Three Months Ended March 31, 2026
U.S. drilling & completions	$68,925
Asset management(1)	16,051
Seismic and G&G, land, capitalized G&A and other	33,970
Total Capital Expenditures	$118,946

(1)
Asset management consists of capital expenditures for development-related activities primarily associated with recompletions and improvements to our facilities and infrastructure.

Plugging & Abandonment Expenditures

Capital expenditures for plugging and abandonment and settled decommissioning obligations for the first quarter 2026 totaled $21.9 million.

Three Months Ended March 31, 2026
Plugging & Abandonment and Decommissioning Obligations Settled(1)	$21,928

(1)
Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Liquidity and Leverage

At March 31, 2026, Talos had a borrowing base of $700.0 million under its Bank Credit Facility with approximately $97.4 million in outstanding letters of credit. Letters of credit that are outstanding reduce the available revolving credit commitments. Cash was $386.4 million, providing Talos approximately $989.0 million of liquidity at quarter end. On March 31, 2026, Talos had $1,250.0 million in total debt. Net Debt(1) was $863.6 million, Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA attributable to Talos Energy Inc.(1) was 0.8x.

Footnotes:

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

OPERATIONAL & FINANCIAL GUIDANCE UPDATES

For the second quarter 2026, Talos expects production to be in the range from 63 to 67 MBo/d; 88 to 92 MBoe/d.

Talos reiterates its full year 2026 operational and financial guidance and expects production to range from 62 to 66 MBo/d; 85 to 90 MBoe/d.

The following summarizes Talos’s full-year 2026 operational and production guidance.

TALOS ENERGY INC.	5	333 Clay St., Suite 3300, Houston, TX 77002

		FY 2026
($ Millions, unless highlighted):		Low	High
Production	Avg Daily Production (MBoe/d)	85.0	90.0
	Avg Daily Production (MBo/d)	62.0	66.0
Capex	Capital Expenditures(1)	$500	$550
P&A Expenditures	P&A, Decommissioning	$100	$130
Cash Expenses	Cash Operating Expenses and Workovers(2)(3)(4)*	$560	$590
	G&A(3)(5)*	$130	$140
	Interest Expense(6)	$155	$165

(1)
Excludes acquisitions.
(2)
Includes Lease Operating Expenses and Maintenance.
(3)
Includes insurance costs.
(4)
Includes reimbursements under production handling agreements.
(5)
Excludes non-cash equity-based compensation and transaction and other expenses.
(6)
Includes cash interest expense on debt and finance lease, surety charges and amortization of deferred financing costs and original issue discounts.

*Due to the forward-looking nature a reconciliation of Cash Operating Expenses and Workovers and G&A to the most directly comparable GAAP measure could not be reconciled without unreasonable efforts.

TALOS ENERGY INC.	6	333 Clay St., Suite 3300, Houston, TX 77002

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of May 1, 2026.

	Instrument Type	Avg. Daily Volume	W.A. Swap	W.A. Floor	W.A. Ceiling
Crude – WTI		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)
April - June 2026	Fixed Swaps	19,000	$66.90	---	---
	Collar	19,000	---	$62.37	$77.45
July - September 2026	Fixed Swaps	3,685	$67.77	---	---
	Collar	19,674	---	$61.11	$73.64
October - December 2026	Fixed Swaps	4,000	$62.50	---	---
	Collar	20,978	---	$60.72	$72.07
January - March 2027	Fixed Swaps	4,000	$73.75	---	---
	Collar	19,000	---	$60.26	$75.67
April - June 2027	Fixed Swaps	4,000	$73.75	---	---
	Collar	9,000	---	$66.11	$78.89
Natural Gas – HH NYMEX		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
April - June 2026	Fixed Swaps	45,055	$3.58	---	---
July - September 2026	Fixed Swaps	26,739	$3.48	---	---
October - December 2026	Fixed Swaps	29,946	$3.78	---	---
January - March 2027	Collar	35,000	---	$3.51	$5.00

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, broadcast live over the internet, on Wednesday, May 6, 2026, at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at: Talos First Quarter 2026 Webcast. Alternatively, the conference call can be accessed by dialing (800) 836-8184 (North American toll-free) or (646) 357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until May 13, 2026 and can be accessed by dialing (888) 660-6345 and using access code 27677#. For more information, please refer to the First Quarter 2026 Earnings Presentation available under Presentations and Webcasts on the Investor Relations section of Talos’s website.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Kyle Sahni

Kyle.Sahni@talosenergy.com

TALOS ENERGY INC.	7	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The information in this communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this communication regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on our current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about: business strategy; estimated, potential or recoverable resources and reserves; drilling prospects, inventories, projects and programs; our ability to replace the reserves that we produce through drilling, acquisitions, recompletions or enhanced recovery; financial strategy, borrowing base under our bank credit facility, availability of financing sources, liquidity position and capital required for our development program, acquisitions and other capital expenditures; anticipated levels of stock repurchases and leverage ratio; realized oil and natural gas prices; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on us, our customers and suppliers, and the global economic environment; our ability to obtain surety bonds on commercially reasonable terms; expected collateral requirements under existing or future acquisitions, surety agreements, hedging transactions, letters of credit and other secured debt; volatility in the political, legal and regulatory environments where we currently or in the future may operate; risks related to future mergers and acquisitions, including the risk we may fail to realize the expected benefits of any such transaction; timing, restrictions and amount of future production of oil, natural gas and NGLs, including changes in supply caused by OPEC or the war in Iran, and any related impact on global oil prices, available resources, and domestic oil production; our hedging strategy and results; future drilling plans; availability of pipeline connections and other infrastructure on economic terms; competition, government regulations, including financial assurance requirements, and legislative and political developments; our ability to obtain permits and governmental approvals; pending legal, governmental or environmental matters; our marketing of oil, natural gas and NGLs; our integration of acquisitions and the anticipated post-acquisition performance of the Company; our ability to identify and acquire future leases, reserves, exploration projects and or business acquisitions on desired terms; costs of developing, acquiring or abandoning properties; general economic conditions, including the impact of continued inflation and associated changes in monetary policy; political and economic conditions and events in foreign oil, natural gas and NGL producing countries and acts of terrorism or sabotage; credit markets and availability of financial instruments on reasonable terms; estimates of future income taxes; our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities; our strategy with respect to our minority investment in the Zama asset; uncertainty regarding our future operating results and our future revenues and expenses; anticipated capital efficiency, margin enhancement and organizational improvements and additional cash flow; impact of new accounting pronouncements on earnings in future periods; and plans, objectives, expectations and intentions contained in this communication that are not historical. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

TALOS ENERGY INC.	8	333 Clay St., Suite 3300, Houston, TX 77002

These risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; foreign wars and conflicts, including the lack of a resolution to the war in Ukraine and ongoing hostilities in Israel and the Middle East, such as the war in Iran and their impact on commodity markets; the impact of any pandemic, and governmental measures related thereto; lack of necessary infrastructure, transportation and storage capacity as a result of oversupply, government and regulations; political risks, including a global trade war or the impact of a prolonged federal government shutdown or lapse in federal appropriations that could disrupt our operations and future drilling plans and opportunities; lack of availability of drilling and production equipment and services or skilled personnel; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats and incidents; elevated inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes, including the impact of financial assurance requirements; changes in U.S. trade and labor policies, including the imposition of increased tariffs and resulting consequences; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks to our industry and business operations associated with legal challenges by non-governmental organizations and other groups; market factors impacting the availability of surety bonds; and the other risks discussed in “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent Quarterly Reports on Form 10-Qs, each as filed with the SEC. Should any risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

PRODUCTION ESTIMATES

Estimates of our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to infrastructure constraints, transportation, processing and storage availability, mechanical failure, human error, adverse weather conditions such as hurricanes, global political and macroeconomic events and numerous other factors. Our estimates are based on certain other assumptions, such as well performance and estimated resource potential and ultimate recovery, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

RESERVE INFORMATION

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered. In addition, we may use “estimated resource potential,” “gross reserves,” "estimated resource," "total recoverable resource potential" and “estimated ultimate recovery” (or EUR) which are not measures of “reserves” prepared in accordance with SEC guidelines or permitted to be included in SEC filings. These types of resource estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are inherently more uncertain than estimates of proved reserves or other reserves prepared in accordance with SEC guidelines. These types of estimates are subject to a substantially greater risk of actually being realized.

USE OF NON-GAAP FINANCIAL MEASURES

This release may include the use of various measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP) such as, but not limited to, EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., LTM Adjusted EBITDA attributable to Talos Energy Inc., Net Debt, Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc., Adjusted Free Cash Flow attributable to Talos Energy Inc. and Leverage, Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges, Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share, Adjusted Earnings Per Share, Cash Operating Expenses and Workovers, Adjusted General & Administrative Expense and PV-10. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations for non-GAAP measures to GAAP measures are included at the end of this release.

TALOS ENERGY INC.	9	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$386,367	$362,809
Accounts receivable, net	341,329	323,058
Assets from price risk management activities	21,748	54,420
Prepaid assets	80,748	83,080
Other current assets	17,277	17,939
Total current assets	847,469	841,306
Property and equipment:
Proved properties	10,760,143	10,621,012
Unproved properties, not subject to amortization	468,673	480,555
Other property and equipment	22,669	22,643
Total property and equipment	11,251,485	11,124,210
Accumulated depreciation, depletion and amortization	(7,061,977)	(6,686,575)
Total property and equipment, net	4,189,508	4,437,635
Other long-term assets:
Restricted cash	76,586	76,181
Assets from price risk management activities	4,299	-
Equity method investments	44,774	112,382
Other well equipment	47,937	49,307
Notes receivable, net	20,138	19,636
Operating lease assets	8,703	9,214
Other assets	33,306	6,396
Total assets	$5,272,720	$5,552,057
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$108,697	$92,979
Accrued liabilities	205,090	290,223
Accrued royalties	73,528	59,768
Current portion of asset retirement obligations	112,962	112,489
Liabilities from price risk management activities	127,180	6,708
Accrued interest payable	20,140	48,972
Current portion of operating lease liabilities	3,699	3,657
Other current liabilities	55,670	29,925
Total current liabilities	706,966	644,721
Long-term liabilities:
Long-term debt	1,227,461	1,226,189
Asset retirement obligations	1,252,059	1,219,639
Liabilities from price risk management activities	2,232	-
Operating lease liabilities	10,992	11,956
Other long-term liabilities	198,191	281,429
Total liabilities	3,397,901	3,383,934
Commitments and contingencies
Equity:
Talos Energy Inc. stockholders' Equity:
Preferred stock; $0.01 par value; 30,000,000 shares authorized and zero shares issued or outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock; $0.01 par value; 270,000,000 shares authorized; 189,589,004 and 188,530,052 shares issued as of March 31, 2026 and December 31, 2025, respectively	1,896	1,885
Additional paid-in capital	3,297,535	3,296,643
Accumulated deficit	(1,174,565)	(918,400)
Treasury stock, at cost; 22,676,655 and 20,015,369 shares as of March 31, 2026 and December 31, 2025, respectively	(250,347)	(212,144)
Total Talos Energy Inc. stockholders' equity	1,874,519	2,167,984
Noncontrolling interest	300	139
Total equity	1,874,819	2,168,123
Total liabilities and equity	$5,272,720	$5,552,057

TALOS ENERGY INC.	10	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Oil	$407,998	$440,723
Natural gas	52,903	52,735
NGL	11,409	19,601
Total revenues	472,310	513,059
Operating expenses:
Lease operating expense	129,035	127,805
Production taxes	43	114
Depreciation, depletion and amortization	230,384	280,716
Impairment of oil and natural gas properties	145,018	—
Accretion expense	34,939	30,894
General and administrative expense	40,970	34,615
Other operating (income) expense	11,347	(4,536)
Total operating expenses	591,736	469,608
Operating income (expense)	(119,426)	43,451
Interest expense	(39,178)	(40,927)
Price risk management activities income (expense)	(173,547)	(15,853)
Equity method investment income (expense)	6,670	(490)
Other income (expense)	4,185	3,860
Net income (loss) before income taxes	(321,296)	(9,959)
Income tax benefit (expense)	65,292	91
Net income (loss)	$(256,004)	$(9,868)
Net income (loss) attributable to noncontrolling interest	161	—
Net income (loss) attributable to Talos Energy Inc.	$(256,165)	$(9,868)

Net income (loss) per share attributable to common stockholders:
Basic	$(1.52)	$(0.05)
Diluted	$(1.52)	$(0.05)
Weighted average common shares outstanding:
Basic	168,381	180,192
Diluted	168,381	180,192

TALOS ENERGY INC.	11	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(256,004)	$(9,868)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion expense	265,323	311,610
Impairment of oil and natural gas properties	145,018	—
Amortization of deferred financing costs and original issue discount	1,966	1,830
Equity-based compensation expense	5,336	4,141
Price risk management activities (income) expense	173,547	15,853
Net cash received (paid) on settled derivative instruments	(22,470)	5,167
Equity method investment (income) expense	(6,670)	490
Settlement of asset retirement obligations	(21,869)	(9,752)
Loss (gain) on sale of assets	(6)	(16)
Changes in operating assets and liabilities:
Accounts receivable	(13,048)	32,038
Other current assets	2,995	(2,136)
Accounts payable	20,363	1,075
Other current liabilities	(41,589)	(83,294)
Other non-current assets and liabilities, net	(78,891)	1,103
Net cash provided by (used in) operating activities	174,001	268,241
Cash flows from investing activities:
Exploration, development and other capital expenditures	(152,422)	(129,003)
Payments for acquisitions, net of cash acquired	—	(14,845)
Proceeds from (cash paid for) sale of property and equipment, net	13,177	540
Proceeds from sale of equity method investment	49,665	—
Net cash provided by (used in) investing activities	(89,580)	(143,308)
Cash flows from financing activities:
Deferred financing costs	(6,918)	—
Other deferred payments	(4,255)	(4,949)
Payments of finance lease	(5,217)	(4,769)
Purchase of treasury stock	(38,203)	(17,291)
Employee stock awards tax withholdings	(5,865)	(2,385)
Net cash provided by (used in) financing activities	(60,458)	(29,394)

Net increase (decrease) in cash, cash equivalents and restricted cash	23,963	95,539
Cash, cash equivalents and restricted cash:
Balance, beginning of period	438,990	214,432
Balance, end of period	$462,953	$309,971

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$50,242	$72,711
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$57,741	$58,636

TALOS ENERGY INC.	12	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

We believe the presentation of Adjusted General and Administrative Expenses provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted General & Administrative Expenses has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

General and Administrative Expenses. General and Administrative Expenses generally consist of costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production operations, bad debt expense, equity-based compensation expense, audit and other fees for professional services and legal compliance.

($ thousands)	Three Months Ended March 31, 2026
Reconciliation of General & Administrative Expenses to Adjusted General & Administrative Expenses:
Total General and administrative expense	$40,970
Transaction expenses	(1,622)
Non-cash equity-based compensation expense	(5,336)
Adjusted General & Administrative Expenses	$34,012

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to Talos Energy Inc.

“EBITDA,” “Adjusted EBITDA” and "Adjusted EBITDA attributable to Talos Energy Inc." provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to Talos Energy Inc. have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash impairment of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, the net change in fair value of derivatives (mark-to-market effect, net of cash settlements and premiums related to these derivatives), (gain) loss on debt extinguishment, non-cash write-down of other well equipment and non-cash equity-based compensation expense.

Adjusted EBITDA attributable to Talos Energy Inc. Adjusted EBITDA, less adjustments for noncontrolling interest.

Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges. We have historically provided as a supplement to—rather than in lieu of—Adjusted EBITDA including hedges, provides useful information regarding our results of operations and profitability by illustrating the operating results of our oil and natural gas properties without the benefit or detriment, as applicable, of our financial oil and natural gas hedges. By excluding our oil and natural gas hedges, we are able to convey actual operating results using realized market prices during the period, thereby providing analysts and investors with additional information they can use to evaluate the impacts of our hedging strategies over time.

TALOS ENERGY INC.	13	333 Clay St., Suite 3300, Houston, TX 77002

The following tables present a reconciliation of the GAAP financial measure of Net Income (loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges for each of the periods indicated (in thousands):

	Three Months Ended
($ thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted EBITDA attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(256,165)	$(202,580)	$(95,905)	$(185,937)
Net income (loss) attributable to noncontrolling interest	161	(1,031)	(3)	—
Net income (loss)	(256,004)	(203,611)	(95,908)	(185,937)
Interest expense	39,178	40,796	40,847	40,811
Income tax expense (benefit)	(65,292)	(48,448)	(24,204)	(36,426)
Depreciation, depletion and amortization	230,384	243,222	262,637	269,706
Accretion expense	34,939	31,592	30,764	32,046
EBITDA	(16,795)	63,551	214,136	120,200
Impairment of oil and natural gas properties	145,018	170,392	60,209	223,881
Transaction and other (income) expenses(1)	8,605	1,100	9,253	(773)
Decommissioning obligations(2)	162	3,010	316	76
Derivative fair value (gain) loss(3)	173,547	(30,227)	(4,226)	(86,855)
Net cash received (paid) on settled derivative instruments(3)	(22,470)	26,384	16,605	33,315
Non-cash equity-based compensation expense	5,336	4,919	4,955	4,403
Adjusted EBITDA	293,403	239,129	301,248	294,247
Less: adjustment for noncontrolling interest	196	(1,001)	8	—
Adjusted EBITDA attributable to Talos Energy Inc.	293,207	240,130	301,240	294,247
Add: Net cash (received) paid on settled derivative instruments(3)	22,470	(26,384)	(16,605)	(33,315)
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges	$315,677	$213,746	$284,635	$260,932
Production:
Boe(4)	7,994	8,203	8,757	8,494
Adjusted EBITDA attributable to Talos Energy Inc. and Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges margin:
Adjusted EBITDA attributable to Talos Energy Inc. per Boe(4)	$36.68	$29.27	$34.40	$34.64
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges per Boe(1)(4)	$39.49	$26.06	$32.50	$30.72

(1)
Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the three months ended March 31, 2026, it includes a $14.3 million litigation settlement accrued as an expense offset by a $6.8 million gain on the Incremental Mexico Equity Sale. For the three months ended September 30, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency and are included in “Other operating (income) expense” on our consolidated statements of operations.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	14	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc.

“Adjusted Free Cash Flow attributable to Talos Energy Inc.” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow attributable to Talos Energy Inc. has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

Talos did not pay any cash income taxes in the period, therefore cash income taxes have no impact to the reported Adjusted Free Cash Flow attributable to Talos Energy Inc. before changes in working capital number.

($ thousands)	Three Months Ended March 31, 2026
Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Adjusted EBITDA attributable to Talos Energy Inc.	$293,207
Capital expenditures	(118,946)
Plugging & abandonment	(21,869)
Decommissioning obligations settled	(59)
Interest expense	(39,178)
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	$113,155

($ thousands)	Three Months Ended March 31, 2026
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Net cash provided by operating activities(1)	$174,001
(Increase) decrease in operating assets and liabilities	110,170
Capital expenditures(2)	(118,946)
Decommissioning obligations settled	(59)
Transaction and other (income) expenses(3)	8,605
Decommissioning obligations(4)	162
Amortization of deferred financing costs and original issue discount	(1,966)
Income tax benefit	(65,292)
Adjustment for noncontrolling interest	(196)
Other adjustments	6,676
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	$113,155

(1)
Includes settlement of asset retirement obligations.
(2)
Includes accruals and excludes acquisitions.
(3)
Other income (expense) includes other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.
(4)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	15	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share

“Adjusted Net Income (Loss) attributable to Talos Energy Inc.” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss) attributable to Talos Energy Inc. Net income (loss) attributable to Talos Energy Inc. plus impairment of oil and natural gas properties, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments, income tax expense (benefit) and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) attributable to Talos Energy Inc. divided by the number of common shares.

	Three Months Ended March 31, 2026
($ thousands, except per share amounts)		Basic per Share	Diluted per Share
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(256,165)	$(1.52)	$(1.52)
Impairment of oil and natural gas properties	145,018	$0.86	$0.86
Transaction and other (income) expenses(1)	8,605	$0.05	$0.05
Decommissioning obligations(2)	162	$0.00	$0.00
Derivative fair value (gain) loss(3)	173,547	$1.03	$1.03
Net cash received (paid) on settled derivative instruments(3)	(22,470)	$(0.13)	$(0.13)
Non-cash income tax benefit	(65,292)	$(0.39)	$(0.39)
Non-cash equity-based compensation expense	5,336	$0.03	$0.03
Adjusted Net Income (Loss)(4) attributable to Talos Energy Inc.	$(11,259)	$(0.07)	$(0.07)

Weighted average common shares outstanding at March 31, 2026:
Basic	168,381
Diluted	168,381

(1)
Other income (expense) includes other miscellaneous income and expenses that the Company does not view as a meaningful indicator of its operating performance.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
The per share impacts reflected in this table were calculated independently and may not sum to total adjusted basic and diluted EPS due to rounding.

TALOS ENERGY INC.	16	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.

We believe the presentation of Net Debt, LTM Adjusted EBITDA attributable to Talos Energy Inc. and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. Net Debt divided by the LTM Adjusted EBITDA attributable to Talos Energy Inc.

($ thousands)	March 31, 2026
Reconciliation of Net Debt:
9.000% Second-Priority Senior Secured Notes	$625,000
9.375% Second-Priority Senior Secured Notes	625,000
Bank Credit Facility – matures January 2030	—
Total Debt	1,250,000
Less: Cash and cash equivalents	(386,367)
Net Debt	$863,633

Calculation of LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended June 30, 2025	$294,247
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended September 30, 2025	301,240
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended December 31, 2025	240,130
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended March 31, 2026	293,207
LTM Adjusted EBITDA attributable to Talos Energy Inc.	$1,128,824

Reconciliation of Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc.(1)	0.8x

(1)
Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc. figure excludes the payments of Finance Lease. Had the Finance Lease been included, Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc. would have been 0.9x.

TALOS ENERGY INC.	17	333 Clay St., Suite 3300, Houston, TX 77002